As filed with the Securities and Exchange Commission on March 22, 2024

Registration No. 333-273463

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

URGENT.LY INC.

(Exact name of registrant as specified in its charter)

Delaware	7389	46-2848640
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Urgent.ly Inc.

8609 Westwood Center Drive, Suite 810

Vienna, VA 22182

Telephone: (571) 350-3600

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Matthew Booth

8609 Westwood Center Drive, Suite 810

Vienna, VA 22182

Telephone: (571) 350-3600

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Robert O’Connor, Esq.

Mark B. Baudler, Esq.

Lianna C. Whittleton, Esq.

Rich Mullen, Esq.

David G. Sharon, Esq.

Wilson Sonsini Goodrich & Rosati

Professional Corporation

One Market Plaza

Spear Tower, Suite 3300

San Francisco, CA 94105

(415) 947-2000

Approximate date of commencement of proposed sale to the public: Not Applicable.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

DEREGISTRATION OF SECURITIES

On July 27, 2023, Urgent.ly Inc. (the “Company”) filed with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-1 (File No. 333-273463), which was originally declared effective by the SEC on October 19, 2023 (the “Registration Statement”). The Registration Statement registered the resale of up to 4,972,559 shares of Common Stock of the Company by the registered stockholders identified in the prospectus included in the Registration Statement. As of the date hereof, the Company has been subject to the reporting requirements of Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended for more than 90 days. Accordingly, the “current public information” requirements of Rule 144 under the Securities Act of 1933, as amended (“Rule 144”), have been satisfied as of the date hereof and, subject to compliance with the other provisions of Rule 144, the registered stockholders may be able to sell their shares pursuant to Rule 144.

In accordance with an undertaking made by the Company in the Registration Statement to remove by means of a post-effective amendment any of the securities registered which remain unsold at the termination of the offering, this Post-Effective Amendment No. 1 to the Registration Statement is being filed to terminate the effectiveness of the Registration Statement and to remove from registration all securities registered but not sold under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Vienna, Virginia, on March 22, 2024.

URGENT.LY INC.

By:	/s/ Timothy C. Huffmyer
Timothy C. Huffmyer
Chief Financial Officer